EXHIBIT A

Account #	Fund Name
P84567	Oppenheimer Champion Income Fund
P84568	Oppenheimer Global Strategic Income Fund
P84569	Oppenheimer Balanced Fund
P84570	Oppenheimer Variable Account Funds For The Account Of Oppenheimer Global Strategic Income Fund/VA
P84572	Oppenheimer Integrity Funds for the account of Oppenheimer Core Bond Fund
P84573	Oppenheimer Variable Account Funds For The Account Of Oppenheimer Main Street Small- & Mid-Cap Fund/VA
P56970	Oppenheimer Capital Appreciation Fund
P84574	Oppenheimer Global Fund
P84575	Oppenheimer Variable Account Funds For The Account Of Oppenheimer Global Securities Fund/VA
P56971	Panorama Series Fund, Inc. for the account of Growth Portfolio
P56972	Panorama Series Fund, Inc. for the account of Total Return Portfolio
P56973	Oppenheimer Variable Account Funds For The Account Of Oppenheimer Capital Appreciation Fund/VA
P84576	Panorama Series Fund, Inc. for the account of Oppenheimer International Growth Fund/VA
P56975	Oppenheimer Variable Account Funds For The Account Of Oppenheimer Small- & Mid-Cap Fund/VA
P84577	Oppenheimer Variable Account Funds For The Account Of Oppenheimer Core Bond Fund/VA
P84578	Oppenheimer Variable Account Funds For The Account Of Oppenheimer High Income Fund/VA
P84812	Oppenheimer Variable Account Funds For The Account Of Oppenheimer Value Fund/VA
P84579	Oppenheimer Variable Account Funds For The Account Of Oppenheimer Main Street Fund/VA
P56976	Oppenheimer Variable Account Funds For The Account Of Oppenheimer Money Fund/VA
P84580	Oppenheimer Variable Account Funds For The Account Of Oppenheimer Balanced Fund/VA
P65192	Oppenheimer Global Value Fund
P58248	Oppenheimer Principal Protected Main Street Fund II
P56977	Oppenheimer Commodity Strategy Total Return Fund
P59252	Oppenheimer Principal Protected Main Street Fund III
P84582	Oppenheimer Developing Markets Fund
P84583	Oppenheimer International Small Company Fund
P84584	Oppenheimer International Growth Fund
P84585	Oppenheimer Main Street Small- & Mid-Cap Fund
P84586	Oppenheimer International Bond Fund
P87705	Oppenheimer Global Multi Strategies Fund
P73542	Oppenheimer Master Event-Linked Bond Fund, LLC
P05192	Oppenheimer Corporate Bond Fund
P09085	Oppenheimer Emerging Markets Debt Fund
P09086	Oppenheimer Currency Opportunities Fund
P30222	Oppenheimer High Yield Opportunities Fund
P40189	Oppenheimer Main Street Small Cap Fund

The Exhibit A dated as of April 5, 2013, as may be further amended from time to time, amends the Global Custody Agreement dated as of August 16, 2002, between OppenheimerFunds, Inc. on behalf of the clients identified in the Exhibit A, and JPMorgan Chase Bank, N.A.

JPMorgan Chase Bank, N.A		OppenheimerFunds, Inc.

By:	/s/ Tracy Winthrop	By:	/s/ Mathew O’Donnell

Name:	Tracy Winthrop	Name:	Mathew O’Donnell

Title:	Executive Director	Title:	Vice President

Date:	April 8, 2013	Date:	4-5-13